Exhibit 10.15
AGENCY AGREEMENT — PRIVATE PLACEMENT
THIS AGREEMENT dated for reference June 29, 2007, is made
BETWEEN
ICUITI CORPORATION, 75 Town Centre Drive, Rochester,
New York, 14623 U.S.A. Fax: 585.240.8003
(the “Issuer”);
AND
CANACCORD CAPITAL CORPORATION, #2200-609
Granville Street, Vancouver, BC V7Y 1H2, Fax: 604.643.7733
(the “Agent”).
WHEREAS:
A. The Issuer wishes to privately place with purchasers a minimum of 2,500,000 Shares and a maximum of 4,375,000 Shares at a price of $1.60 per Share;
B. The Issuer wishes to appoint the Agent to distribute the Shares, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;
THE PARTIES to this Agreement therefore agree:
1. DEFINITIONS
In this Agreement and the Recitals hereto:
(a)	“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(b)	“Administration Fee” means the fee payable to the Agent by the Issuer in connection with the Agent’s services in connection with the administration and co-ordination of the Private Placement;

(c)	“Agent’s Fee” means the fee which is set out in this Agreement and which is payable by the Issuer to the Agent in consideration of the services performed by the Agent under this Agreement;

(d)	“Agent’s Warrants” means the non-transferable share purchase warrants of the Issuer which will be issued as part of the Agent’s Fee and the Administration Fee and which have the terms provided in this Agreement and the certificates representing such share purchase warrants;

(e)	“Agent’s Warrant Shares” means the previously unissued Common Shares which will be issued upon the exercise of the Agent’s Warrants;

(f)	“Applicable Legislation” means the securities acts in the Selling Provinces, together with all the regulations and rules made and promulgated thereunder and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the Commissions;

(g)	“Closing” means completion of the issuance of Shares pursuant to this Agreement and the Subscription Agreements;

(h)	“Closing Date” means each day on which Shares are issued to the Purchasers;

(i)	“Commissions” means the securities commission or equivalent regulatory authority in the Selling Provinces;

(j)	“Common Shares” means the $.001 par value common stock of the Issuer, after giving effect to the consolidation referred to in Section 10.1(e) of this Agreement;

(k)	“Corporate Finance Shares” means the previously unissued Common Shares which will be issued in consideration of the corporate finance and structuring services provided by the Agent;

(l)	“Directed Selling Efforts” means “directed selling efforts” as defined in Rule 902(c) of Regulation S;

(m)	“Exemptions” means the exemptions from the prospectus requirements of the Applicable Legislation and exemptions from registration under the U.S. Securities Act and as set forth the in the Subscription Agreement;

(n)	“Foreign Private Issuer” means “foreign private issuer” as defined in Rule 405 promulgated under the U.S. Securities Act;

(o)	“Final Closing” means the final Closing of the Private Placement;

(p)	“Financial Statements” means the unaudited financial statements of the Issuer as at May 31, 2007 and the audited financial statements of the Issuer for the fiscal year ended December 31, 2006;

(q)	“First Closing” means the first Closing of the Private Placement;

(r)	“Material Adverse Effect” means any event, change or effect that, individually or when taken together with any related events, is or is reasonably likely to be materially adverse to the business, prospects, operations, condition (financial or otherwise) or liabilities of the Issuer or to the value or price of any Securities of the Issuer;

(s)	“Material Change” has the meaning defined in the Applicable Legislation;

(t)	“Material Fact” has the meaning defined in the Applicable Legislation;

(u)	“Private Placement” means the offering of the Shares on the terms and conditions of this Agreement;

(v)	“Purchasers” means the purchasers of the Shares pursuant to the Private Placement;

(w)	“Registrable Securities” means the Shares and the Agent’s Warrant Shares until all Shares and Agent’s Warrant Shares (i) have been disposed of pursuant to the registration statement described in Section 14.1, (ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the U.S. Securities Act are met, (iii) have been otherwise transferred to persons who may trade such Securities without restriction under the U.S. Securities Act, and the Issuer has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or and/or (iv) in the opinion of counsel to the Issuer, may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the U.S. Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Shares and Agent’s Warrant Shares, such adjustment shall be deemed to be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the registration rights granted pursuant to this Agreement;

(x)	“Regulation D” means Regulation D promulgated under the U.S. Securities Act;

(y)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(z)	“Regulatory Authorities” means the Commissions;

(aa)	“Securities” means the Shares, the Agent’s Warrants, the Agent’s Warrant Shares, the Corporate Finance Shares;

(bb)	“Selling Provinces” means the Provinces of Canada;

(cc)	“Shares” means the previously unissued Common Shares that are contemplated to be issued pursuant to this Agreement, other than the Agent’s Warrant Shares;

(dd)	“Subscription Agreement” means the form of subscription agreement prepared in connection with this Private Placement and approved by the Issuer and the Agent;

(ee)	“Subsidiaries” has the meaning ascribed thereto in Delaware General Corporate Law;

(ff)	“U.S. Affiliate” has the meaning in paragraph 6.3(a);

(gg)	“U.S. Person” means “U.S. Person” as defined in Rule 902(k) of Regulation S; and

(hh)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
2. CURRENCY
Unless otherwise specified, all references to “$” or currency in this Agreement is reference to US dollars.
3. APPOINTMENT OF AGENT
The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase a minimum of 2,500,000 Shares and a maximum of 4,375,000 Shares, at a price of $1.60 per Share, by way of private placement under the Exemptions.
4. AGENT’S FEE AND CORPORATE FINANCE SHARES
In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent on each Closing an Agent’s Fee consisting of:
(a)	a cash payment equal to 7% of the gross proceeds received by the Issuer from the sale of the Shares on such Closing which will be paid in lawful U.S. currency; and
(b)	that number of Agent’s Warrants which is equal to 10.0% of the number of Shares sold on such Closing.
4.2 The Issuer will also pay the Agent an Administration Fee, at the First Closing, consisting of $2,600 and the issuance of 4,062 Agent’s Warrants,
4.3 The right to purchase an Agent’s Warrant Share under an Agent’s Warrant may be exercised at any time until the close of business on the day which is 24 months from the date such Agent’s Warrant was issued to the initial holder.
4.4 Each Agent’s Warrant will entitle the holder, on exercise, to purchase one Agent’s Warrant Share at a price of $1.60 per Agent’s Warrant Share.
4.5 The Agent’s Warrants will be non-transferable.
4.6 The certificates representing the Agent’s Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agent’s Warrant Shares issued upon exercise of the Agent’s Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

4.7 The issue of the Agent’s Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Agent’s Warrants may be exercised.
4.8 The Issuer will issue to the Agent on the First Closing that number of Corporate Finance Shares equal to the 1% of the Issuer’s issued and outstanding common shares as of the completion of the First Closing.
4.9 On Closings after the First Closing, the Issuer will issue to the Agent that number of Corporate Finance Shares equal to 1% of the Issuer’s issued and outstanding common shares as of the completion of such Closing less the number of Corporate Finance Shares previously issued to the Agent.
5. OFFERING RESTRICTIONS
5.1 The Agent covenants and agrees that it and, if applicable, the U.S. Affiliate, will only solicit subscriptions for Shares and sell the Shares in accordance with the terms and conditions of this Agreement and in compliance with the Applicable Legislation and U.S. securities laws, to persons who represent themselves as being:
(a)	a resident in one of the Selling Provinces who meets the requirement of one of the Exemptions;

(b)	an Accredited Investor (and the Agent and the U.S. Affiliate, after customary inquiry and investigation, have no reason to believe otherwise) if a U.S. Person or a person in the United States in accordance with Section 6 of this Agreement; or

(c)	a resident of a jurisdiction outside of Canada and the United States for whom an Exemption is available for the sale of Shares to such person and in compliance with the securities laws applicable to such resident or jurisdiction.
5.2 The Agent covenants and agrees with the Issuer that it will:
(a)	conduct all activities in connection with the Private Placement and the sale of the Shares, in compliance with this Agreement and all Applicable Legislation, Exchange Policies and applicable U.S. securities laws; and
(b)	not advertise the proposed offering or sale of the Shares in printed public media, radio, television or telecommunications, including electronic display.
5.3 No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.
6. U.S. LAW
6.1 The Issuer represents, warrants, covenants and agrees that:

(a)	it is not, as a result of the sale of the Securities will not be, and agrees to use its best efforts not to become, at any time prior to the expiration of three years after the Closing Day, an “investment company” as defined in the United States Investment Company Act of 1940, as amended;

(b)	during the period in which the Shares are offered for sale or during the term of the Agent’s Warrants, neither it nor any of its affiliates, nor any person acting on their behalf (other than the Agent, its respective affiliates or any person acting on their behalf, in respect of which no representation is made) has made or will make any Directed Selling Efforts in the United States or has taken or will take any action in violation of Regulation M under the United States Securities Exchange Act of 1934, as amended, the “1934 Act”), with respect to distributions under Regulation S, or has taken or will take any action that would cause the exemption from registration under Rule 506 of Regulation D or Regulation S to be unavailable for offers and sales of the Securities, pursuant to this Agreement;

(c)	none of the Issuer, any of its affiliates or any person acting on its or their behalf (other than the Agent, the U.S. Affiliate, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Securities in the United States by means of any form of general solicitation or general advertising, which includes any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(d)	the Issuer has not, for a period of six months prior to the commencement of the offering of Securities, sold, offered for sale or solicited any offer to buy any of its securities and will not sell, offer for sale or solicit any offer to buy any of its securities, in a manner that would be integrated with the offer and sale of the Securities and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Shares in the United States or to or for the benefit or account of U.S. Persons;

(e)	neither the Issuer nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D;

(f)	the Issuer covenants and agrees with the Agent to execute or procure the execution of all documents and to use its commercially reasonable efforts to take or cause to be taken both before each Closing, all such steps as may be reasonably necessary or desirable to establish, to the reasonable satisfaction of counsel for the Agent and counsel for the Issuer, any and all legal requirements to enable the Agent to offer the Shares for sale in the United States under Rule 506 of

Regulation D in accordance with this Agreement and the applicable exemption from registration under applicable state securities laws; and

(g)	except with respect to offers or sales of Shares to Accredited Investors in reliance upon an exemption from registration under Rule 506 of Regulation D, neither the Issuer nor any of its affiliates, nor any person acting on their behalf (other than the Agent, the U.S. Affiliate, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made in a transaction that would be integrated with the offer and sale of the Securities or will make:
(i)	any offer to sell, or any solicitation of an offer to buy, any Shares to or for the benefit or account of a U.S. Person, or a person in the United States; or

(ii)	any sale of Shares unless, at the time the buy order was or will have been originated, the purchaser is:
(A)	outside the United States; or

(B)	the Issuer, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.
6.2 Except as otherwise provided in this Section 6, the Agent agrees with the Issuer that with respect to each offer and sale of the Shares they will offer the Shares only in accordance with Rule 903 of Regulation S and accordingly neither the Agent, its affiliates, nor any person acting on their behalf has made or will make (except as permitted by Section 6.3):
(a)	any offer to sell, or any solicitation of an offer to buy, Shares to any U.S. Person, to any person purchasing for the benefit or account of a U.S. Person, or any person in the United States;

(b)	any sale of Securities unless, at the time the buy order was or will have been originated the Purchaser is:
(i)	outside the United States; or

(ii)	the Agent, its affiliates and any person acting on their behalf reasonably believe that the Subscriber is outside the United States; nor
(c)	any Directed Selling Efforts in the United States with respect to the Securities.
6.3 The Agent acknowledges that the Shares have not been registered under the U.S. Securities Act and may not be offered or sold, with respect to offers and sales to or for the benefit or account of U.S. Persons, except pursuant to Rule 506 of Regulation D. Accordingly, the Agent, on its own behalf and on behalf of its affiliates, represents, warrants and covenants to the Issuer that, with respect to each offer or sale of Shares to or for the benefit or account of U.S. Persons, they have offered and sold, and will offer and sell, securities to Purchasers in the United States only in the following manner:

(a)	the Agent will offer the Shares in the United States only through a broker dealer registered pursuant to Section 15(b) of the 1934 Act and in good standing with the National Association of Securities Dealers Inc. (“U.S. Affiliate”), solely to Accredited Investors, and only in states of the United States where such broker-dealer is registered, or otherwise exempt from registration;

(b)	no form of general solicitation or general advertising (as those terms are used in Regulation D) or any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act has been or will be used by the Agent, the U.S. Affiliate, their affiliates or anyone acting on their behalf, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares to U.S. Persons;

(c)	any offer, sale or solicitation of an offer to buy the Shares that has been made or will be made to U.S. Persons was or will be made only to Accredited Investors, and in transactions that are exempt from registration under applicable state securities laws and require no filings or actions pre-offer or pre-sale except as otherwise agreed by the Issuer;

(d)	it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except with its affiliates, any selling group members or with the prior written consent of the Issuer and it shall use its commercially reasonable efforts to ensure the each selling group member complies with the applicable provisions of this Section 6;

(e)	all offers of Shares in the United States or to or for the benefit or account of a U.S. Person have been and will be made through a U.S. Affiliate and all sales of the Shares in the United States or to or for the benefit or account of a U.S. Person will be made by the Issuer to Accredited Investors designated by the U.S. Affiliate or by the Agent acting through a U.S. Affiliate;

(f)	immediately prior to soliciting any Purchaser that is in the United States or for the benefit or account of a U.S. Person, the Agent, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf, had or will have had, as the case may be, reasonable grounds to believe and did or will, as the case may be, believe that each such Purchaser was or is an Accredited Investor, and at the time of completion of each sale to or for the benefit or account of a U.S. Person or a person in the United States, the Agent, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that each Purchaser designated by such Agent or the U.S. Affiliate to purchase Shares from the Issuer is an Accredited Investor;

(g)	on each Closing, the Agent together with the U.S. Affiliate, will provide a certificate, substantially in the form of Appendix I, relating to the manner of the offer and sale of the Shares in the United States and to or for the benefit or account of U.S. Persons, or a written confirmation that it did not sell any Shares in the United States or to or for the benefit or account of U.S. Persons or arrange for any purchasers that are in the United States or are U.S. Persons;
(h)	neither the Agent, the U.S. Affiliate, their respective affiliates, or any person acting on their behalf, has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities;

(i)	prior to completion of any sale of Shares to a person in the United States or to a U.S. Person, the Agent shall cause each such Purchaser of Shares to execute an agreement in the form agreed upon by the Agent and the Issuer;

(j)	the Agent shall give the Issuer reasonable notice of the U.S. jurisdictions in which it proposes to offer and sell the Shares, so as to assist the Issuer in satisfying its obligations under Paragraph 6.1(f) and to permit the Issuer to timely submit any and all filings required of the U.S. Securities Act and applicable state laws;

(k)	the representations and warranties and covenants of the Agent contained in this Section 6 shall be true and correct as of the Closing, with the same force and effect as if then made by the Agent.
7. SUBSCRIPTIONS
7.1 The Agent will obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, on or before each Closing duly completed and signed Subscription Agreements and executed by the Purchaser.
8. FILINGS WITH THE COMMISSIONS AND US SECURITIES AND EXCHANGE COMMISSION
8.1 Within 10 days of each Closing of the Private Placement, the Issuer will:
(a)	file with the Commissions any report required to be filed by the Applicable Legislation in connection with the Private Placement, in the required form; and
(b)	provide the Agent’s solicitor with copies of the report or reports.
8.2 The Issuer will, within 15 days after the first sale of Shares in the United States pursuant to the Private Placement, prepare and file with the United States Securities and Exchange Commission a notice on Form D with respect to the Shares being offered in the Private Placement and will file all amendments required to be filed as a result of subsequent sales of Shares in the United States. The Issuer shall also prepare and file within prescribed time periods any notices required to be filed with state securities authorities under applicable blue sky laws in connection with the sale of the Shares in the Private Placement.

9. CLOSINGS
9.1 In this Section:
(a)	“Certificates” means the certificates representing the Shares, Agent’s Warrants and Corporate Finance Shares to be issued on a Closing in the names and denominations reasonably requested by the Agent or the Purchasers, as the case may be; and
(b)	“Proceeds” means the gross proceeds of the sale of Shares on a Closing, less:
(i)	any portion of the Agent’s Fee which is payable in cash;

(ii)	the reasonable expenses of the Agent in connection with the Private Placement which have not been paid by the Issuer; and

(iii)	on the First Closing, the Administration Fee;

(iv)	any amount paid directly to the Issuer by purchasers in connection with the Private Placement.
9.2 The Issuer and the Agent will cause the Closing to take place in one or more closings, however, the Final Closing will not occur after August 10, 2007 without the prior consent of the Issuer and the Agent.
9.3 The Issuer will, on each Closing, issue and deliver the Certificates to the Agent, or at the Agent’s request, to the Purchasers, against payment of the Proceeds.
9.4 If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on each Closing, pay the Proceeds to the Issuer against delivery of the Certificates.
9.5 The Issuer will endorse the Certificates, and, upon issuance, the certificates representing the Agent’s Warrant Shares with such legends as required by the Applicable Legislation and the U.S. Securities Act.
10. CONDITIONS OF CLOSINGS
10.1 The obligations of the Agent on each Closing will be conditional upon the following:
(a)	the Issuer will have delivered to the Agent and its solicitor a favourable opinion of the Issuer’s US and Canadian solicitors dated as of the date of such Closing, in a form reasonably acceptable to the Agent and its solicitor as to all legal matters reasonably requested by the Agent relating to the Issuer and the creation, issuance and sale of the Securities;
(b)	the Issuer will have delivered to the Agent and its solicitor such certificates of its officers other documents relating to the Private Placement or the affairs of the Issuer as the Agent or its solicitor may reasonably request;

(c)	each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement;

(d)	the completion of due diligence satisfactory to the Agent, on the Issuer, the Issuer’s management, business, assets and technology; and

(e)	the Issuer has completed a consolidation of its common shares on a 7 old for 1 new basis;
10.2 Each Closing and the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:
(a)	receipt of all required regulatory approval for or acceptance of the Private Placement; and
(b)	the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.
11. TERMINATION
11.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Final Closing if:
(a)	an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities, occurs or is announced by the Issuer;

(b)	there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, acting reasonably, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its subsidiaries or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser’s decision to purchase the Shares;

(c)	following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer’s securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Shares;

(d)	the Securities cannot, in the opinion of the Agent, acting reasonably, be marketed due to the state of the financial markets, or the market for the Shares in particular;

(e)	an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer’s directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority;

(f)	any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect;

(g)	the Issuer is in breach of any material term of this Agreement; or

(h)	any of the representations or warranties made by the Issuer in this Agreement is false or has become false.
12. WARRANTIES, REPRESENTATIONS AND COVENANTS
12.1 The Issuer warrants and represents to and covenants with the Agent that:
(a)	the Issuer has no Subsidiaries;

(b)	the Issuer is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated;

(c)	the Issuer is duly registered and licenced to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction and are not otherwise precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document, except to the extent that the failure to so register or become licensed would not have a Material Adverse Effect;

(d)	the Issuer has full corporate power and authority to carry on its business as now carried on by it and to undertake the Private Placement and this Agreement has been, or will be by the First Closing, duly authorized by all necessary corporate action on the part of the Issuer;

(e)	all of the material transactions of the Issuer have been promptly and properly recorded or filed in its books or records and its minute books or records contain all records of the meetings and proceedings of its directors, shareholders, and other committees, if any, since conception;

(f)	as of the date hereof, the authorized capital of the Issuer consists of (a) 400,000,000 shares of Common Stock, $.001 par value per share, of which 21,658,507 shares are issued and outstanding and (b) 6,745,681 shares of Preferred Stock, $.001 par value per share, of which (i) 725,000 shares are designated as Series A Redeemable Preferred Stock, of which zero (0) shares are issued and outstanding, (ii) 1,020,681 shares are designated as Series B Convertible Preferred Stock, of which zero (0) shares are issued and outstanding, and (iii) 500,000 shares are designated as Series C 6% Convertible Preferred Stock, of which 168,500 shares are issued and outstanding and, except as set out in Schedule “A” hereto, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiary to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(g)	the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, the Agent’s Warrant Shares and the Corporate Finance Shares and all such shares will be duly and validly issued as fully paid and non-assessable shares in the capital of the Issuer and upon due exercise of the Agent’s Warrants, the Agent’s Warrant Shares will be duly and validly issued as fully paid and non-assessable shares in the capital of the Issuer;

(h)	except for such securities, liens and encumbrances reflected in the Financial Statements and in the due diligence materials provided to the Agent, the Issuer is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in any materials provided to the Agent, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated and all filings and commitments required to maintain the properties or assets in good standing have been properly recorded and filed in a timely manner with the appropriate regulatory body , except to the extent that the failure to do any of the foregoing would not have a Material Adverse Effect;

(i)	all financial, marketing, sales and operational information provided to the Agent in writing do not contain any misrepresentations (as such term is defined in the Applicable Legislation) and are accurate in all material respects;

(j)	the Subscription Agreement and all other written representations made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement were accurate in all material respects and did not omit any material fact, the omission of which will make such representations materially misleading or incorrect;

(k)	the Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles, present fairly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as of the date thereof, and there have been no adverse material changes in the financial position of the Issuer since the date thereof and the business of the Issuer has been carried on in the usual and ordinary course consistent with past practice since the date thereof;

(l)	the auditors of the Issuer who audited the Financial Statements of the Issuer for the most recent financial year-end and who provided their audit report thereon are independent public accountants and there has never been any material disagreement with the present auditors of the Issuer;
(m)	the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation and the U.S. Securities Act in relation to the issue of its securities and in all matters relating to the Private Placement;

(n)	the Issuer is in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and which may materially affect the Issuer, has not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of the Issuer or the business or legal environment under which the Issuer operates;

(o)	there is not presently any Material Change or change in any Material Fact relating to the Issuer which has not been fully disclosed to the Agent ;

(p)	the issue and sale of the Securities by the Issuer and the Agent does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under (A) any statute, rule or regulation applicable to the Issuer including, without limitation, the Applicable Legislation and the U.S. Securities Act; (B) the constituting documents, by-laws or resolutions of the Issuer which are in effect at the date hereof; (C) any agreement, debt instrument, mortgage, note, indenture, instrument, lease or other document to which the Issuer is a party or by which it is bound; or (D) any judgment, decree or order binding the Issuer or the property or assets of the Issuer;

(q)	the Issuer is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(r)	there are no judgments against the Issuer which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

(s)	no order prohibiting the sale of the securities of the Issuer has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(t)	the Issuer has filed all federal, state, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable;
(u)	the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer;

(v)	the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others.;

(w)	the Issuer has received no communication alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity;

(x)	except as set out in Schedule “B”, the Issuer does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada);

(y)	in respect of both the hardware equipment and software components of the information management and computers systems (collectively, the “Systems”) of the Issuer:
(i)	the Systems have been maintained and supported in accordance with prudent industry practices;

(ii)	there is an appropriate disaster recovery plan in place in respect of such Systems;

(iii)	appropriate controls are in place to control access and security to such Systems and there are appropriate firewalls and virus protection programs in place;

(iv)	all software being used is supported by valid licences and all licences in respect of such software are in good standing in all material respects and not in default in any respect; and

(v)	all related data, content and programs are backed-up regularly with copies stored safely and securely off-site;

(z)	other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein; and

(aa)	the warranties and representations in this Section are true and correct and will remain so as of the Final Closing.
12.2 The Agent warrants and represents to the Issuer that:
(a)	it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

(b)	it is duly registered under the Applicable Legislation;

(c)	it will not advertise the offering;

(d)	it will market and sell the Shares in compliance with the Applicable Legislation, the U.S. Securities Act and this Agreement.
13. EXPENSES OF AGENT
13.1 The Issuer will pay all of the reasonable expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement, including, without limitation, the reasonable fees and expenses of the solicitor for the Agent.
13.2 The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.
13.3 The Agent may, from time to time, render accounts for its expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.
13.4 The Issuer authorizes the Agent to deduct its reasonable expenses in connection with Private Placement from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered. The Agent will provide a reconciliation letter outlining deductions from proceeds of any expenses.
14. INITIAL PUBLIC OFFERING, EXCHANGE LISTING AND REGISTRATION STATEMENT
14.1 If, at any time any Registrable Securities are not at the time covered by any effective registration statement, and at such time the Issuer shall determine to register under the U.S. Securities Act any of its shares of the Common Stock (other than its initial registered offering of shares to the public, or in connection with a merger or other business combination transaction that has been consented to in writing by holders of the Series A Preferred Stock, or pursuant to Form S-8), the Issuer covenants that it shall send to each holder of Shares (the “Holder”) written notice of such determination and, if within 20 days after receipt of such notice, such Holder shall so request in writing, the Issuer shall its best efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of Common Shares to be issued by the Issuer, the managing underwriter shall impose a limitation on the number of shares of the Common Shares that may be included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions: (a) the Issuer may exclude, to the extent so advised by the underwriters, the Registrable Securities from the underwriting, it being understood that the Registrable Securities will be excluded from such underwriting prior to the exclusion from such offering of any securities with respect to which piggyback registration rights have been granted prior to the date of this Agreement. If the underwriters do not entirely exclude the Registrable Securities from such offering, the Issuer shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter’s cutback and (ii) such Holder’s percentage of ownership of all the Registrable Securities then outstanding (the “Registrable Percentage”). If any Holder disapproves of the terms of any underwriting referred to in this paragraph, it may elect to withdraw therefrom by written notice to the Issuer and the underwriter.
14.2 Each Holder will cooperate with the Issuer in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Issuer (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement. The obligation of the Issuer to register the Registrable Securities shall be absolute and unconditional as to those Registrable Securities which the United States Securities and Exchange Commission will permit to be registered without naming any Holder as underwriters.
14.3 In conjunction with any initial public offering or listing of its securities on a recognized stock exchange, the Issuer covenants that it will use its commercially reasonable efforts to ensure that Shares held by Canadian Purchasers will be free of any resale restrictions under Canadian securities laws upon the completion of the initial public offering or stock exchange listing.
15. INDEMNITY
15.1 The Issuer (the “Indemnitor”) hereby agrees to indemnify and hold the Agent, and its affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder, or otherwise in connection with the matters referred to in this Agreement (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Agent and/or its Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:
(a)	the Agent and/or its Personnel have been negligent, have exercised bad faith, have contravened any applicable law or have committed wilful misconduct or any fraudulent act in the course of such performance; and
(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, bad faith, wilful misconduct or fraud referred to in 15.1(a).
15.2 Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including reasonable legal expenses), losses, claims and liabilities (excluding lost profits) that the Agent may incur as a result of any action or litigation that may be threatened or brought against the Agent.
15.3 If for any reason (other than the occurrence of any of the events itemized in 15.1(a) and 15.1(b) above), the foregoing indemnification is unavailable to the Agent or any Personnel or insufficient to hold the Agent or any Personnel harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent or any Personnel on the other hand but also the relative fault of the Indemnitor and the Agent or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent or any Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by the Agent hereunder.
15.4 The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or the Agent, and/or any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith provided the Agent acts reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

15.5 Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of the Agent’s Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by the Agent to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Agent and/or any Personnel. The Indemnitor shall, on behalf of itself and the Agent and/or any Personnel, as applicable, be entitled to (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agent and/or any Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agent and/or any Personnel, as applicable, and none of the Agent and/or any Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.
15.6 The Agent and/or Personnel may retain counsel to separately represent it in the defence of a legal proceeding or investigation, which shall be at the Indemnitor’s reasonable expense, if (i) the Indemnitor agrees to separate representation or (ii) the Agent or any of the Personnel, as the case may be, is advised by counsel, in writing, acting reasonably, that there is an actual or potential conflict in the Indemnitor’s (on the one hand) and the Agent’s or Personnel’s (on the other hand) respective interest or additional defences are available to the Agent or Personnel, which makes representation by the same counsel inappropriate.
15.7 The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.
16. ASSIGNMENT AND SELLING GROUP PARTICIPATION
16.1 The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.
16.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agent’s Fee. The Agent will use its commercially reasonable efforts to cause members of its selling group, if any, to ensure they comply with the terms of this Agreement otherwise applicable to the Agent.

17. NOTICE
17.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the following address (or at another address designated by the party in writing):
If to the Agent:
Canaccord Capital Corporation
P.O. Box 10337, Pacific Centre
2200-609 Granville Street,
Vancouver, B.C. V7Y 1H2
Attention: David Rentz, Senior Vice President, Investment Banking
Fax: 604.643.7733
If to the Issuer:
Icuiti Corporation
75 Town Centre Drive,
Rochester, New York,
14623 U.S.A.
Attention: Grant Russell, Chief Financial Officer
Fax: 585.240.8003
17.2 If notice is sent by facsimile transmission or is delivered during normal business hours, it will be deemed to have been given at the time of transmission or delivery, otherwise, if not transmitted or delivered during normal business hours, it will be deemed to have been given the next business day.
17.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.
17.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.
18. TIME
Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (Ontario).
19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Final Closing.

20. LANGUAGE
This Agreement is to be read with all changes in gender or number as required by the context.
21. ENUREMENT
This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.
22. HEADINGS
The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.
23. ENGAGEMENT LETTER
The terms of this Agreement constitutes the entire agreement and supersedes any other previous agreement between the parties with respect to the Private Placement. The Agent and the Issuer agree that the terms and conditions contained in the Engagement Letter dated March 19, 2007 with respect to the Issuer’s initial public offering and stock exchange listing remain in force and effect between the parties.
24. COUNTERPARTS
This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.
25. LAW
This Agreement is governed by the law of Ontario, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of City of Toronto in the Province of Ontario with respect to any dispute related to this Agreement.
This document was executed and delivered as of the date given above:

ICUITI CORPORATION
Per:	/s/ Paul J. Travers
Authorized Signatory

Per:	/s/ Grant Russell
Authorized Signatory

	}	CANACCORD CAPITAL CORPORATION

Per:

Authorized Signatory
c/s

Per:

Authorized Signatory

I/We have the authority to bind the corporation

APPENDIX I
AGENT’S CERTIFICATE
In connection with the private placement in the United States of Shares of Icuiti Corporation (the “Issuer”) pursuant to the Agency Agreement dated for reference June ●, 2007, among the Issuer and the Agent named therein (the “Agency Agreement”), the undersigned Agent and ●, as the U.S. Affiliate, do hereby certify as follows:
(a)	the Shares have been offered and sold in the United States or to or for the benefit or account of U.S. Persons only through the U.S. Affiliate, which was on the dates of such offers and sales, and is on the date hereof, a duly registered broker or dealer pursuant to Section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.

(b)	all offers and sales of Shares in the United States or to or for the benefit or account of U.S. Persons have been effected through the U.S. Affiliate in accordance with all applicable federal and states laws and regulations governing the registration and conduct of securities brokers and dealers;

(c)	each offeree that was in the United States or for the benefit or account of a U.S. Person was provided with a copy of the Subscription Agreement relating to the offering of the Shares;

(d)	immediately prior to transmitting the Subscription Agreement to such offerees, we had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor and, on the date hereof, we have reasonable grounds to believe and do believe that each person in the United States and each U.S. Person that we have arranged to purchase Shares from the Issuer is an Accredited Investor;

(e)	no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares in the United States;

(f)	the offering of the Securities has been conducted in accordance with the terms of the Agency Agreement; and

(g)	prior to any sale of Shares in the United States or to or for the benefit or account of a U.S. Person we caused purchaser to execute a Subscription Agreement, including the Certification of U.S. Purchaser contained therein.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.
Dated this                      day of                                         , 2007.

CANACCORD CAPITAL CORPORATION
By:
Name:
Title:

[US AFFILIATE]
By:
Name:
Title:

Schedule A
Existing Dilution

Stock Options granted and outstanding	1,802,283
Warrants outstanding	432,647
Series C Preferred convertible into Common	722,143
Debt convertible in to Common	429,177

Total dilution	3,392,250

Schedule B
Loans or other indebtedness outstanding which has bee mat to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada)):
1. Paul Churnetski:
a. 2002 Secured Non-Recourse Promissory Note Given to the Company for original principal amount of $93,740
2. Grant Russell:
a. 2002 Secured Non-Recourse Promissory Note Given to the Company for original principal amount of $58,377.51
3. Steve Ward:
a. 2002 Secured Non-Recourse Promissory Note Given to the Company for original principal amount of $15,724.16
4. Craig Travers:
a. 2002 Secured Non-Recourse Promissory Note Given to the Company for original principal amount of $31,448.28